UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Western Union Company (the “Company”) held its Annual Meeting of Stockholders on Friday, May 16, 2014. At the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted in favor of the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; (iv) did not approve a stockholder proposal regarding stockholder action by written consent; (v) did not approve a stockholder proposal regarding political contributions; and (vi) did not approve a stockholder proposal regarding a new board committee. The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dinyar S. Devitre	430,971,704	3,245,674	527,908	39,096,509
Hikmet Ersek	430,877,692	3,282,769	584,825	39,096,509
Jack M. Greenberg	406,357,181	26,512,625	1,875,480	39,096,509
Betsy D. Holden	430,539,321	3,706,851	499,114	39,096,509
Linda Fayne Levinson	417,670,650	16,574,988	499,648	39,096,509
Frances Fragos Townsend	430,489,941	3,685,066	570,279	39,096,509
Solomon D. Trujillo	429,595,977	4,558,923	590,386	39,096,509

Proposal 2: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
418,792,459	15,218,848	733,224	39,097,264

Proposal 3: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
468,588,362	4,683,602	569,831	0

Proposal 4: Stockholder Proposal Regarding Stockholder Action by Written Consent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,270,072	239,821,001	1,653,458	39,097,264

Proposal 5: Stockholder Proposal Regarding Political Contributions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
147,801,891	203,062,548	83,880,847	39,096,509

Proposal 6: Stockholder Proposal Regarding New Board Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,650,699	358,657,433	45,436,399	39,097,264

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: May 16, 2014	By:	/s/ Darren A. Dragovich
	Name: Title:	Darren A. Dragovich Assistant Secretary